SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  March 30, 2005

HEWLETT-PACKARD COMPANY

(Exact name of Registrant as specified in its charter)

Delaware	1-4423	94-1081436
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

3000 Hanover Street
Palo Alto, CA	94304
(Address of principal executive offices)	(Zip Code)

(650) 857-1501

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

TABLE OF CONTENTS

Item 1.01	Entry into a Material Definitive Agreement

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

Item 9.01	Financial Statements and Exhibits

SIGNATURES

EXHIBIT INDEX

99.1	Form of Stock Option Agreement (Non-Qualified)

99.2	Amended and Restated Bylaws of Hewlett-Packard Company

Item 1.01               Entry into a Material Definitive Agreement

                On April 1, 2005, the HR and Compensation Committee (the “HRC”) of the Board of Directors of Hewlett-Packard Company ("HP") approved the payment of a cash award in the amount of $3,000,000 to Robert P. Wayman, Executive Vice President and Chief Financial Officer, as soon as administratively practicable after May 1, 2005, in recognition of his service as interim Chief Executive Officer of HP and his ongoing contribution to the transition to the new Chief Executive Officer.  Also on April 1, 2005, the HRC approved the form of Stock Option Agreement (Non-Qualified) that is filed with this report as Exhibit 99.1.

Item 5.03               Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

                (a)           In connection with Mark Hurd’s acceptance, on March 29, 2005, of the offer of HP’s Board of Directors to serve as Chief Executive Officer and President and as a director of HP, effective as of April 1, 2005 (the “Effective Date”), HP’s Board of Directors, on March 30, 2005, approved an amendment to Section 3.2 of Article III of HP’s Bylaws increasing the number of HP directors from nine (9) to ten (10), effective as of the Effective Date.  The Amended and Restated Bylaws of HP reflecting such amendment are filed with this report as Exhibit 99.2.

Item 9.01               Financial Statements and Exhibits

Exhibit 99.1          Form of Stock Option Agreement (Non-Qualified) (filed herewith)

Exhibit 99.2          Amended and Restated Bylaws of Hewlett-Packard Company (filed herewith)

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HEWLETT-PACKARD COMPANY

Dated: April 4, 2005	By:	/s/ Charles N. Charnas
Charles N. Charnas
Vice President, Deputy General Counsel
and Assistant Secretary

EXHIBIT INDEX

Exhibit

Number

Description

99.1	Form of Stock Option Agreement (Non-Qualified) (filed herewith)

99.2

Amended and Restated Bylaws of Hewlett-Packard Company (filed herewith)